SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 23, 2007 (July 17, 2007)
Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)          (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under Item 8.01 is incorporated herein by this reference.

Item 8.01.	Other Events.
     On July 17, 2007, the Board of Directors of Hayes Lemmerz International, Inc. (the “Company”) approved adjustments to (i) the Company’s Series B Warrants (the “Warrants”), (ii) the Series A Preferred Stock of its wholly owned subsidiary, HLI Operating Company, Inc. (the “HLI Opco Preferred Stock”), which HLI Opco Preferred Stock can be exchanged for shares of the Company’s common stock, and (iii) awards granted under the Company’s Long Term Incentive Plan (the “Plan”). The adjustments were made as a result of dilution resulting from the Company’s $180,000,000 equity rights offering (the “Rights Offering”) and $13,125,002 direct investment by Deutsche Bank Securities Inc. and SPCP Group, LLC (the “Direct Investment”). Pursuant to these transactions, the Company issued and sold 59,423,077 shares of its common stock at a price per share of $3.25 on May 30, 2007.
     Pursuant to the formula for such adjustment set forth in the Warrant Agreement, the exercise price of the Warrants was reduced from $25.83 to $19.18. The number of shares issuable upon exercise of each of the Warrants will be adjusted by dividing the product of the original number of shares subject to such Warrant times the original exercise price by the adjusted exercise price.
     Pursuant to its authority to make an appropriate adjustment to the HLI Opco Preferred Stock, the board of directors of HLI Operating Company, Inc. recommended, and the Board of Directors of the Company approved, an adjustment to the terms of the HLI Opco Preferred Stock according to the formula set forth in the Warrant Agreement. As a result of the adjustment, the Emergence Share Price (as defined in the certificate of incorporation of HLI Operating Company, Inc.) was reduced from $18.50 to $13.74.
     Pursuant to the requirement of the Plan that the Company make an equitable adjustment to awards granted under the Plan as a result of the Rights Offering and Direct Investment, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, an adjustment to the exercise price and number of shares subject to stock options awarded under the Plan according to the formulas set forth in the Warrant Agreement. The resulting adjustments to the stock options held by the Company’s Named Executive Officers, as determined pursuant to the Company’s Proxy Statement dated May 31, 2007, are as follows:

Name	Original Price	Adjusted Price	Original Shares	Adjusted Shares
Curtis J. Clawson	13.93	10.35	411,822	554,506
James A. Yost	13.93	10.35	78,546	105,760
Fred Bentley	13.93	10.35	54,546	73,444
Patrick C. Cauley	13.93	10.35	43,637	58,756
Daniel M. Sandberg	13.93	10.35	59,354	79,918
     Also pursuant to the requirement of the Plan that the Company make an equitable adjustment to awards granted under the Plan as a result of the Rights Offering and Direct Investment, the Compensation Committee recommended, and the Board of Directors approved, an adjustment to the number of shares subject to restricted stock units in a manner analogous to the adjustments required by the Warrant Agreement. The resulting adjustments to the restricted stock units held by the Company’s Named Executive Officers, as determined pursuant to the Company’s Proxy Statement dated May 31, 2007, are as follows:

		Original	Adjusted
Name	RSU Grant Date	Unvested Shares	Unvested Shares
Curtis J. Clawson	July 28, 2003	183,032	300,712
	September 17, 2006	250,000	410,737
James A. Yost	July 28, 2003	34,910	57,355
	September 17, 2006	56,000	92,005
Fred Bentley	July 28, 2003	24,243	39,830
	September 17, 2006	71,000	116,649
Patrick C. Cauley	July 28, 2003	19,394	31,863
	September 17, 2006	36,000	59,146
Daniel M. Sandberg	July 28, 2003	26,380	43,341
	September 17, 2006	44,000	72,290
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: July 23, 2007